EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

OF

JONES SODA CO.
Originally adopted: March 2000
Amended and restated: November 4, 2013

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS	1
ARTICLE 2.  SHAREHOLDERS

2.1	Annual Meeting

2.2	Special Meetings

2.2.1	General

2.2.2	Shareholder Requested Special Meeting.

2.3	Meetings by Communications Equipment

2.4	Date, Time and Place of Meeting

2.5	Notice to Shareholders

2.5.1	Type of Notice 3

2.5.2	Effectiveness of Notice

2.5.3	Notice of Meeting

2.5.4	Waiver of Notice

2.6	Advance Notice Procedures

2.6.1	Advance Notice of Nomination

2.6.2	Advance Notice of Shareholder Business

2.6.3	General

2.6.4	Notice or Request to Corporation

2.7	Fixing of Record Date for Determining Shareholders Entitled to Notice of or to Vote at a Meeting or to Receive Payment of a Dividend

2.7.1	Record Date for Meeting of Shareholders

2.7.2	Record Date to Receive Payment of Dividend or Distribution

2.8	Voting Record

2.9	Quorum

2.10	Manner of Acting

2.10.1	Matters Other than the Election of Directors

2.10.2	Election of Directors

2.11	Proxies

2.11.1	Written Authorization

2.11.2	Recorded Telephone Call, Voice Mail or Other Electronic Transmission

2.11.3	Effectiveness of Appointment of Proxy

2.11.4	Revocability of Proxy

2.11.5	Death or Incapacity of Shareholder Appointing a Proxy

2.11.6	Acceptance of Proxy’s Vote or Action

2.11.7	Meaning of Sign or Signature

2.12	Voting of Shares

2.13	Voting for Directors

2.14	Action by Shareholders Without a Meeting

2.14.1	Unanimous Written Consent

2.14.2	General Provisions

2.15	Inspectors of Election

2.15.1	Appointment

2.15.2	Duties
ARTICLE 3.  BOARD OF DIRECTORS

3.1	General Powers

3.2	Number and Tenure

3.3	Regular Meetings

3.4	Special Meetings

3.5	Meetings by Communications Equipment

3.6	Notice of Special Meetings

3.6.1	Number of Days’ Notice

3.6.2	Type of Notice

3.6.3	Effectiveness of Written Notice

3.6.4	Effectiveness of Oral Notice

3.7	Waiver of Notice

3.7.1	By Delivery of a Record

3.7.2	By Attendance

3.8	Quorum

3.8.1	Board of Directors

3.8.2	Committees

3.9	Manner of Acting

3.10	Presumption of Assent

3.11	Action by Board or Committees Without a Meeting

3.12	Resignation of Directors and Committee Members

3.13	Removal of Directors and Committee Members

3.13.1	Removal of Directors

3.13.2	Removal of Committee Members

3.14	Vacancies

3.15	Executive and Other Committees

3.15.1	Creation of Committees

3.15.2	Authority of Committees

3.15.3	Minutes of Meetings

3.16	Compensation of Directors and Committee Members
ARTICLE 4.  OFFICERS

4.1	Appointment and Term

4.2	Resignation of Officers

4.3	Removal of Officers

4.4	Contract Rights of Officers

4.5	Chairman of the Board

4.6	Chief Executive Officer

4.7	President

4.8	Vice President

4.9	Secretary

4.10	Treasurer

4.11	Salaries
ARTICLE 5.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1	Issuance of Shares

5.2	Certificates for Shares

5.3	Issuance of Shares Without Certificates

5.4	Stock Records

5.5	Restriction on Transfer

5.6	Transfer of Shares

5.7	Lost or Destroyed Certificates
ARTICLE 6.  INDEMNIFICATION

6.1	Definitions

6.2	Right to Indemnification

6.3	Advance for Expenses

6.4	Court-ordered Indemnification

6.5	Determination and Authorization of Indemnification

6.6	Indemnification of Officers

6.7	Indemnification of Employees and Agents

6.8	Insurance

6.9	Indemnification as a Witness

6.10	Report to Shareholders

6.11	Shareholder Authorized Indemnification

6.12	Validity of Indemnification

6.13	Interpretation

6.14	Savings Clause

6.15	Non-exclusivity of Rights
ARTICLE 7.  GENERAL MATTERS

7.1	Accounting Year

7.2	Amendment or Repeal of Bylaws

7.3	Books and Records

7.4	Contracts, Loans, Checks and Deposits

7.4.1	Contracts

7.4.2	Loans to the Corporation

7.4.3	Checks, Drafts, Etc.

7.4.4	Deposits

7.5	Corporate Seal

AMENDED AND RESTATED BYLAWS
OF
JONES SODA CO.

ARTICLE 1.  DEFINITIONS
As used in these Bylaws, the following terms shall have the following meanings:
“Articles of Incorporation” means the corporation’s Articles of Incorporation and all amendments as filed with the Washington Secretary of State.
“Board” means the Board of Directors of the corporation.
“Electronic transmission” means an electronic communication not directly involving the physical transfer of a record in a tangible medium that may be retained, retrieved and reviewed by the sender and the recipient and that may be directly reproduced in a tangible medium by the sender and recipient.
“Exchange Act” means the Securities Exchange Act of 1934, as amended and inclusive of the rules and regulations thereunder.
“Execute,” “executes” or “executed” means signed with respect to a written record or electronically transmitted along with sufficient information to determine the sender’s identity with respect to an electronic transmission.
“RCW” means the Revised Code of Washington.
“Record” means information inscribed on a tangible medium or contained in an electronic transmission.
“Tangible medium” means a writing, copy of a writing or facsimile, or a physical reproduction, each on paper or on other tangible material.
“Washington Business Corporation Act” means the Washington Business Corporation Act, as it exists now or may be amended.
“Writing” or “written” means embodied in a tangible medium, and excludes an electronic transmission.
ARTICLE 2.  SHAREHOLDERS

2.1	Annual Meeting
The annual meeting of the shareholders shall be held the at such place and time and on such date as determined by the Board for the purpose of electing directors and transacting such other business as may properly come before the meeting.

2.2	Special Meetings

2.2.1	General
A special meeting of shareholders may be called at any time by the Board, or by any of the following persons: (i) the Chairman of the Board, (ii) the Chief Executive Officer or the President (in the absence of a Chief Executive Officer) or (iii) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors.

2.2.2	Shareholder Requested Special Meeting.
(a)    A special meeting of shareholders shall be called by the Board upon request to the Secretary, in accordance with Section 2.6.4, of one or more record holders of shares of the corporation representing in the aggregate not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting. A request to the Secretary shall be set forth in one or more executed and dated record(s), describing the purpose or purposes for which the special meeting is to be held. If the corporation has designated an address, location, or system to which the requests may be electronically transmitted, then the request(s) that are electronically transmitted to that designated address, location, or system, may be set forth in an executed electronically transmitted record.
(b)    A special meeting requested by shareholders shall be held at such date, time and place within or outside of the state of Washington as may be fixed by the Board and the record date for shareholders entitled to notice of and to vote at the special meeting shall be determined in accordance with Section 2.7.1; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting that complies with Section 2.2.2(a) hereof is delivered to and received by the Secretary. Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if (i) the special meeting request relates to an item of business that is not a proper subject for shareholder action under applicable law or (ii) the Board has called or calls for an annual meeting of shareholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request. A shareholder may revoke a request for a special meeting at any time by notice delivered to and received by the Secretary, and if, following such revocation, there are un-revoked requests from shareholders holding shares of the corporation representing in the aggregate less than the requisite number of votes entitling the shareholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting.
(c)    Business transacted at a special meeting requested by shareholders shall be limited to the purposes stated in the request for the special meeting; provided, however, that nothing herein shall prohibit the Board from submitting additional matters to shareholders at any such special meeting.

2.3	Meetings by Communications Equipment
Shareholders may participate in any meeting of the shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting, and participation in this manner shall constitute presence in person at a meeting.

2.4	Date, Time and Place of Meeting
Except as otherwise provided in these Bylaws, all meetings of shareholders, including those held pursuant to request by shareholders as provided herein, shall be held on a date and at a time and place, within or without the State of Washington, designated by or at the direction of the Board.

2.5	Notice to Shareholders
Any notice to shareholders required or permitted under these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act shall be provided in accordance with this Section 2.5.

2.5.1	Type of Notice
(a)    Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.
(b)    Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.
(1)    Consent to Receive Notice by Electronic Transmission. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.
(2)    Revocation of Consent to Receive Notice by Electronic Transmission. A shareholder that has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.
(3)    Posting Notice on an Electronic Network. Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

2.5.2	Effectiveness of Notice
(a)    Notice by Mail. Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders.
(b)    Notice by Telegraph, Teletype or Facsimile Equipment. Notice given by telegraph, teletype or facsimile equipment that transmits a facsimile of the notice is effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the corporation.

(c)    Notice by Air Courier. Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders.
(d)    Notice by Ground Courier or Other Personal Delivery. Notice given by ground courier or other personal delivery is effective when received by a shareholder.
(e)    Notice by Electronic Transmission. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
(f)    Notice by Publication. Notice given by publication is effective five days after first publication.

2.5.3	Notice of Meeting
Notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be provided in the form of a record by or at the direction of the Board, the Chairman of the Board, the President or the Secretary to each shareholder entitled to notice of or to vote at the meeting, as provided below.
(a)    Normal Business. Except as provided in paragraph (b) of this Section 2.5.3, notice of the meeting shall be provided not less than 10 days or more than 60 days before the meeting.
(b)    Amendment to Articles of Incorporation; Merger or Share Exchange; Sale of Assets or Dissolution. Notice of a meeting held for the purpose of considering an amendment to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange or other disposition of all or substantially all of the corporation’s assets other than in the regular course of business or the dissolution of the corporation shall be provided not less than 20 days or more than 60 days before the meeting.
(c)    Adjourned Meeting. If an annual or special meeting of shareholders is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be provided to shareholders entitled to notice of or to vote as of the new record date.

2.5.4	Waiver of Notice
(a)    By Delivery of a Record. A shareholder may waive any notice required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time of the meeting that is the subject of the notice. The waiver must be (i) delivered by the shareholder entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records, and (ii) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record.

(b)    Waiver by Attendance. Notice of the time, place and purpose of any meeting will be waived by any shareholder by attendance in person or by proxy, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.
(c)    Waiver of Objection. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the notice of the meeting unless the shareholder objects to considering the matter when it is presented.

2.6	Advance Notice Procedures

2.6.1	Advance Notice of Nomination
(a)    Nominations for the election of directors may be made by the Board of Directors. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.
(b)    Nominations for the election of directors may be made by any shareholder entitled to vote for the election of directors. Notwithstanding the provisions of Section 2.6.4, such nominations shall be made by notice in writing, delivered or mailed by first class United States mail, postage pre-paid, to the Secretary of the corporation not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to the shareholders, such written notice shall be delivered or mailed, as prescribed above, to the Secretary of the corporation not later than 5:00 p.m. on the seventh day following the day on which notice of the meeting was mailed to the shareholders. Each notice under this subsection (b) shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the corporation beneficially owned by each such nominee, (iv) the name and address of the shareholder giving notice and any other shareholders known by such shareholder to be supporting such nominees, and (v) the number of shares of stock of the corporation beneficially owned by the shareholder giving notice and any other shareholders known by such shareholder to be supporting such nominee.
(c)    The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and should he or she so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
[(d)    The provisions of this Section 2.6.1(a) through (d) may be amended, altered, changed or repealed only by the affirmative vote of the holders of at least two-thirds (2/3) of the shares present and entitled to vote at an election of directors.]
(e)    Nominations of persons for election to the Board may be made at a special meeting of shareholders (i) by or at the direction of the Board or any authorized committee thereof (or upon the request of shareholders pursuant to Sections 2.2.2 and 2.6.1 hereof) or (ii) provided that the Board has (or shareholders pursuant to Sections 2.2.2 and 2.6.1 hereof have) determined that directors shall be elected at such special meeting, by any shareholder of the corporation who complies with the notice procedures set forth in Section 2.6.1 as to such nomination. Nominations by shareholders under clause (ii) of the preceding sentence may be made for a person or persons (as the case may be) for election to such position(s) as are specified in the corporation’s notice of meeting.

2.6.2	Advance Notice of Shareholder Business
(a)    The proposal of business other than nominations to be transacted by the shareholders at an annual or special meeting of shareholders may be made only (i) pursuant to the corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board or any authorized committee thereof or (iii) (A) with respect to an annual meeting, by any shareholder of the corporation who is a shareholder of record both at the time the notice required by Section 2.6.2(b) is delivered to the Secretary of the corporation and at the time of the meeting or (B) by the shareholders requesting a special meeting in accordance with Section 2.2.2, and in either case, provided that such shareholder is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.6.2. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the corporation’s notice of meeting, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business other than nominations to be brought before a meeting of the shareholders.
(b)    For business other than nominations to be properly brought before a meeting of shareholders by a shareholder pursuant to Section 2.6.2(a)(iii), the shareholder must have delivered timely notice thereof, in accordance with Section 2.6.4, to the Secretary of the corporation and any such proposed business must constitute a proper matter for shareholder action. With respect to an annual meeting, to be timely, a shareholder’s notice must be delivered to and received by the Secretary of the corporation not later than 90 days nor earlier than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, then to be timely such notice must be delivered to and received by the Secretary of the corporation no earlier than 120 days prior to such annual meeting and no later than the later of (ii) 70 days prior to the date of the meeting, or (ii) the 10th day following the day on which Public Announcement of the date of the meeting was first made by the corporation. With respect to a special meeting, to be timely, the shareholder’s notice must be delivered concurrently with request for special meeting in accordance with Section 2.2.2. In no event shall the Public Announcement of an adjournment or postponement of a meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(c)    A shareholder’s notice (other than notices regarding nominations pursuant to Section 2.6.1) to the Secretary shall set forth
(i)    as to any business other than nominations that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such shareholder and the Shareholder Associated Person (as defined below), if any, on whose behalf the proposal is made; and
(ii)    as to the shareholder giving the notice and the Shareholder Associated Person, if any, on whose behalf the proposal is made: (A) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person, (B) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (C) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or any such Shareholder Associated Person with respect to the corporation’s securities, (D) any material interest of the shareholder or a Shareholder Associated Person in such business, and (E) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the votes entitled to be cast on the proposal required under applicable law to carry the proposal.
(iii)    In addition, to be proper under this Section 2.6.2, a shareholder’s notice to the Secretary must be updated and supplemented in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (A) the record date for the meeting (and any such update shall be delivered to the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting), (B) the date that is five business days prior to the meeting (and any such update shall be delivered to the Secretary at the principal executive offices of the corporation not later than two business days prior to the date of the meeting) and (C) in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting (and any such update shall be delivered to the Secretary at the principal executive offices of the corporation not later than two business days prior to the date of such adjourned or postponed meeting).
(iv)    For purposes of this Section 2.6, the term “Shareholder Associated Person” of any shareholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and on whose behalf the proposal is being made and (C) any person controlling, controlled by or under common control with such Shareholder Associated Person.
(d)    Only such business shall be conducted at a special meeting of shareholders (including special meetings requested by shareholders in accordance with Section 2.2.2) as shall have been specified in the corporation’s notice of meeting.

2.6.3	General
(a)    Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in Section 2.6. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in Section 2.6 (including whether the shareholder or beneficial owner, if any, on whose behalf a proposal is solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s proposal in compliance with such shareholder’s statement as required by Section 2.6.2(c)(ii)(E) and (ii) if any proposed business was not made or proposed in compliance with Section 2.6, to declare that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.6, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.6, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager, or partner of such shareholder or must be authorized by a written record executed by such shareholder or an electronically transmitted record executed by such shareholder to act for such shareholder as proxy at the annual or special meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual or special meeting.
(b)    Without limiting the foregoing provisions of this Section 2.6, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.6; provided, however, that any references in these Bylaws to the Exchange Act or such rules and regulations are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.6, and compliance with Sections 2.6.1 and 2.6.2 shall be the exclusive means for a shareholder to make nominations or submit other business. Nothing in this Bylaw shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act, or (ii) the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

2.6.4	Notice or Request to Corporation
Any notice or request required to be delivered by a shareholder to the corporation pursuant to Section 2.2 or Section 2.6 (except as set forth in Section 2.6.1) must be either (a) set forth in an executed written record given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal executive offices or (b) set forth in an executed electronically transmitted record, if the corporation has designated an address, location or system to which such notice or request may be electronically transmitted and the notice or request is electronically transmitted to that designated address, location or system.

2.7	Fixing of Record Date for Determining Shareholders Entitled to Notice of or to Vote at a Meeting or to Receive Payment of a Dividend

2.7.1	Record Date for Meeting of Shareholders
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment of the meeting, the Board may fix a future date as the record date for the determination. The record date shall be not more than 70 days and not less than 10 days prior to the date of the meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to shareholders. The determination of the record date shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.7.2	Record Date to Receive Payment of Dividend or Distribution
For the purpose of determining shareholders entitled to receive payment of any dividend or distribution (including a dividend or distribution in connection with a stock split), the Board may fix a future date as the record date for the dividend or distribution. The record date shall be not more than 70 days prior to the date on which the dividend or distribution is payable. If no record date is set for the determination of shareholders entitled to receive payment of any stock dividend or distribution (other than one involving a purchase, redemption or other acquisition of the corporation’s shares) the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8	Voting Record
At least 10 days before each meeting of shareholders, an alphabetical list of the shareholders on the record date entitled to notice of the meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each shareholder. This record shall be kept at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held for 10 days prior to the meeting, and shall be kept open at the meeting, for the inspection of any shareholder or any shareholder’s agent or attorney, during regular business hours and at such shareholder’s expense.

2.9	Quorum
At least 33 ⅓% of the votes entitled to be cast on a matter (pursuant to the Articles of Incorporation or the Washington Business Corporation Act), represented in person or by proxy, shall constitute a quorum of those shares at a meeting of shareholders, including 33 ⅓% of the votes entitled to be cast by the holders of any shares entitled to vote as a separate voting group. If less than a quorum of votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice if the new date, time and place are announced at the meeting before adjournment. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, if a quorum is present or represented at the meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting) notwithstanding the withdrawal of holders of shares representing enough votes entitled to be cast to leave less than a quorum.

2.10	Manner of Acting

2.10.1	Matters Other than the Election of Directors
If a quorum is present, action on a matter other than the election of directors shall be approved if the votes cast in favor of the action by shares entitled to vote on the matter exceed the votes cast against the action by shares entitled to vote thereon, unless the Articles of Incorporation or the Washington Business Corporation Act requires a greater number of affirmative votes or approval by separate voting groups.

2.10.2	Election of Directors
Directors shall be elected in the manner set forth in Section 2.13 of these Bylaws.

2.11	Proxies
A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by an executed writing or by a recorded telephone call, voice mail or other electronic transmission.

2.11.1	Written Authorization
Execution of a writing authorizing another person or persons to act for the shareholder as proxy may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing the writing or causing his or her signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature.

2.11.2	Recorded Telephone Call, Voice Mail or Other Electronic Transmission
Authorizing another person or persons to act for the shareholder as proxy may be accomplished by transmitting or authorizing the transmission of a recorded telephone call, voice mail or other electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive the transmission, provided that the transmission must either set forth or be submitted with information, including any security or validation controls used, from which it can reasonably be determined that the transmission was authorized by the shareholder. If it is determined that the transmission is valid, the inspectors of election or, if there are no inspectors, any officer or agent of the corporation making that determination on behalf of the corporation shall specify the information upon which he or she relied. The corporation shall require the holders of proxies received by transmission to provide to the corporation copies of the transmission and the corporation shall retain copies of the transmission for a reasonable period of time after the election provided that they are retained for at least 60 days.

2.11.3	Effectiveness of Appointment of Proxy
An appointment of a proxy is effective when a signed appointment form or telegram, cablegram, recorded telephone call, voicemail or other transmission of the appointment is received by the inspectors of election or the officer or agent of the corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of the meeting but shall not be valid after the final adjournment.

2.11.4	Revocability of Proxy
An appointment of a proxy is revocable by the shareholder unless the appointment indicates that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include the appointment of a pledgee, a person who purchased or agreed to purchase the shares, a creditor of the corporation who extended it credit under terms requiring the appointment, an employee of the corporation whose employment contract requires the appointment or a party to a voting agreement created under RCW 23B.07.310. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee did not know of its existence when the transferee acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

2.11.5	Death or Incapacity of Shareholder Appointing a Proxy
The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the officer or agent of the corporation authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

2.11.6	Acceptance of Proxy’s Vote or Action
Subject to RCW 23B.07.240 and to any express limitation on the proxy’s authority stated in the appointment form or recorded telephone call, voice mail or other electronic transmission, the corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.

2.11.7	Meaning of Sign or Signature
For the purposes of these Bylaws, “sign” or “signature” includes any manual, facsimile, conformed or electronic signature.

2.12	Voting of Shares
Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of shareholders shall be entitled to one vote upon the matter.

2.13	Voting for Directors
Each shareholder entitled to vote at an election of directors may vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast by the shares entitled to vote, up to the number of directors to be elected. Directors may be elected by consent in lieu of an annual or special meeting in accordance with Section 2.14 of these Bylaws.

2.14	Action by Shareholders Without a Meeting
Any action that may or is required to be taken at a meeting of the shareholders may be taken without a meeting or a vote, pursuant to the provisions of this Section 2.14.

2.14.1	Unanimous Written Consent
Action may be taken by unanimous consent if (a) one or more consents, each in the form of a record, describing the action taken are executed by all the shareholders entitled to vote with respect to the matter, and (b) the executed consents are delivered to the corporation for filing with the corporate records.

2.14.2	General Provisions
(a)    Form of Consent. The consent shall be set forth either in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system, in an executed electronically transmitted record.
(b)    Record Date. If not otherwise fixed by the Board, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder consent is executed.

(c)    Withdrawal of Consent. A shareholder may withdraw a consent only by delivering a notice of withdrawal in the form of a record to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation.
(d)    Date of Signature. Every consent shall bear the date of execution of each shareholder that executes the consent.
(e)    Time Allowed to Complete Execution of Consents. A consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the corporation, consents executed by a sufficient number of shareholders to take action are delivered to the corporation.
(f)    Effective Date of Consent Action. Unless the consent specifies a later effective date, actions taken by consent of the shareholders are effective when consents sufficient to authorize taking the action are in possession of the corporation.
(g)    Inclusion in Corporate Records. The consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

2.15	Inspectors of Election

2.15.1	Appointment
In advance of any meeting of shareholders, the Board shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the Chairman of such meeting shall appoint one or more persons to act as inspector of elections at such meeting. An inspector may be an officer or employee of the corporation.

2.15.2	Duties
The inspectors of election shall:
(a)    ascertain the number of shares of the corporation outstanding and the voting power of each such share;
(b)    determine the shares represented at the meeting and the validity of proxies and ballots;
(c)    count all votes and ballots;
(d)    determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and
(e)    certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.
The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these Bylaws and the Washington Business Corporation Act as then in effect. In determining the validity of any proxy transmitted by telephone call, voice mail or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.
ARTICLE 3.  BOARD OF DIRECTORS

3.1	General Powers
All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2	Number and Tenure
The authorized number of directors on the Board shall be determined from time to time solely by resolution of the Board. No decrease in the number of authorized directors shall have the effect of shortening the term of any incumbent director. Unless a director dies, resigns, or is removed, such director shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until there is a decrease in the authorized number of directors. Directors need not be shareholders of the corporation or residents of the State of Washington.

3.3	Regular Meetings
By resolution, the Board, or any committee designated by the Board, may specify the time and place, within or without the State of Washington, for holding regular meetings without notice other than the resolution.

3.4	Special Meetings
Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any director and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place, within or without the State of Washington, for holding any special Board or committee meeting called by them.

3.5	Meetings by Communications Equipment
Members of the Board or any committee designated by the Board may participate in a meeting of the Board or committee by, or conduct the meeting through the use of, any means of communication by which all directors participating in the meeting can hear each other during the meeting, and participation in this manner shall constitute presence in person at a meeting.

3.6	Notice of Special Meetings
Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be provided to each director on the Board or committee, as applicable, in the form of a record or orally, as provided below. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of the meeting.

3.6.1	Number of Days’ Notice
Notice of the meeting shall be given at least two days before the meeting.

3.6.2	Type of Notice
(a)    Oral Notice. Oral notice may be communicated in person, by telephone, wire or wireless equipment that does not transmit a facsimile of the notice, or by any electronic means that does not create a record.
(b)    Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment that transmits a facsimile of the notice.
(c)    Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.
(1)    Consent to Receive Notice by Electronic Transmission. Notice to directors in an electronic transmission is effective only with respect to directors who have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.
(2)    Revocation of Consent to Receive Notice by Electronic Transmission. A director who has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a director to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.
(3)    Posting Notice on an Electronic Network. Notice to directors who have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the director a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.6.3	Effectiveness of Written Notice
(a)    Notice by Mail. Notice given by mail is effective five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed to the director at his or her address shown on the records of the corporation.
(b)    Notice by Registered or Certified Mail. Notice is effective on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.
(c)    Notice by Telegraph, Teletype or Facsimile Equipment. Notice sent to the director’s address, telephone number or other number appearing on the records of the corporation is effective when dispatched by telegraph, teletype or wire or wireless equipment that transmits a facsimile of the notice.
(d)    Notice by Private Carrier. Notice given by private carrier is effective when received by the director.
(e)    Personal Notice. Notice given by personal delivery is effective when received by the director.
(f)    Notice by Electronic Transmission. Notice provided by electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

3.6.4	Effectiveness of Oral Notice
(a)    Notice in Person or by Telephone. Oral notice is effective when received by the director.
(b)    Notice by Wire or Wireless Equipment. Notice given by wire or wireless equipment that does not transmit a facsimile of the notice or by any electronic means that does not create a record is effective when communicated to the director.

3.7	Waiver of Notice

3.7.1	By Delivery of a Record
A director may waive any notice required to be given to any director under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, before or after the date and time stated in the notice and the waiver shall be equivalent to the giving of notice. The waiver must be delivered by the director entitled to the notice to the corporation for inclusion in the minutes or filing with the corporate records. The waiver shall be set forth either in an executed written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver has been electronically transmitted to the designated address, location or system, in an executed electronically transmitted record. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of the meeting.

3.7.2	By Attendance
A director’s attendance at or participation in a Board or committee meeting shall constitute a waiver of notice of the meeting, unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not vote for or assent to action taken at the meeting.

3.8	Quorum

3.8.1	Board of Directors
A majority of the number of directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a quorum are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.8.2	Committees
A majority of the number of directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of the committee but, if less than a quorum are present at a meeting, a majority of the directors present may adjourn the committee meeting from time to time without further notice.

3.9	Manner of Acting
If a quorum is present when the vote is taken, the act of the majority of the directors present at a Board or committee meeting shall be the act of the Board or the committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.10	Presumption of Assent
A director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting any business at the meeting, (b) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.11	Action by Board or Committees Without a Meeting
Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more consents setting forth the action so taken are executed by all the directors or by all the members of the committee either before or after the action is taken and delivered to the corporation, each of which shall be set forth in an executed written record or, if the corporation has designated an address, location or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location or system in an executed electronically transmitted record. Action taken by consent of directors without a meeting is effective when the last director executes the consent, unless the consent specifies a later effective date. The consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12	Resignation of Directors and Committee Members
Any director may resign from the Board or any committee of the Board at any time by delivering an executed notice to the Chairman of the Board, the President, the Secretary or the Board. The resignation is effective upon delivery unless the notice of resignation specifies a later effective date and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

3.13	Removal of Directors and Committee Members

3.13.1	Removal of Directors
At a meeting of shareholders called expressly for that purpose (in accordance with the procedures set forth in Sections 2.2 and 2.6 hereof), one or more directors, including the entire Board, may be removed with or without cause by the holders of the shares entitled to elect the director or directors whose removal is sought if, with respect to a particular director, the number of votes cast to remove the director exceeds the number of votes cast to not remove the director.

3.13.2	Removal of Committee Members
The Board may remove any member of any committee elected or appointed by it by the affirmative vote of the greater of a majority of the directors then in office and the number of directors required to take action in accordance with these Bylaws.

3.14	Vacancies
Unless the Articles of Incorporation provide otherwise, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors may be filled by the shareholders (in accordance with the procedures set forth in Sections 2.2 and 2.6), by the Board or, if the directors in office constitute less than a quorum, by the affirmative vote of the majority of the remaining directors or the sole remaining director.
The term of a director elected to fill a vacancy expires at the next election of directors by the shareholders.

3.15	Executive and Other Committees

3.15.1	Creation of Committees
The Board, by resolution, may create standing or temporary committees, including an Executive Committee, Audit Committee, Compensation Committee and Nominating Committee, and appoint members from its own number and invest the committees with powers as it may see fit, subject to conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. The resolution must be adopted by the greater of a majority of all the directors then in office or the number of directors required to take action in accordance with these Bylaws. Each committee must have two or more members, who shall serve at the pleasure of the Board.

3.15.2	Authority of Committees
Each committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board, (b) approve or propose to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (c) fill vacancies on the Board or any committee of the Board, (d) amend the Articles of Incorporation pursuant to RCW 23B.10.020, (e) adopt, amend or repeal Bylaws, (f) approve a plan of merger not requiring shareholder approval, or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares except that the Board may authorize a committee or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.

3.15.3	Minutes of Meetings
All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.16	Compensation of Directors and Committee Members
By Board resolution, directors and committee members may be paid for their service as directors and committee members in such amounts and form as specified in such resolution, which may include, without limitation, their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting or a stated salary as director or a committee member, and such other compensation as the Board may determine (including, without limitation, stock options or other equity compensation). No payment for expenses or compensation as a director or committee member shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation for his or her services.
ARTICLE 4.  OFFICERS

4.1	Appointment and Term
The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint any executive officer and shall have the authority to appoint any other officers and to prescribe the respective terms of office, authority and duties of the executive officers or other officers. As used in these Bylaws, the term “executive officer” shall mean the President, any Vice President in charge of a principal business unit, division or function or any other officer who performs a policy-making function. The Board may delegate to any executive officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2	Resignation of Officers
Any officer may resign at any time by delivering a notice to the corporation either in an executed written record or in an executed electronically transmitted record. The resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of the resignation shall not be necessary to make it effective.

4.3	Removal of Officers
Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed by any officer authorized to appoint officers or assistant officers.

4.4	Contract Rights of Officers
The appointment of an officer does not itself create contract rights.

4.5	Chairman of the Board
If appointed, the Chairman of the Board shall perform the duties assigned to him or her by the Board from time to time, and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of the meetings.

4.6	Chief Executive Officer
If appointed, the Chief Executive Officer shall be the chief executive officer of the corporation, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the corporation. The Chief Executive Officer may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are prescribed by the Board from time to time.

4.7	President
In the event of the death of the Chief Executive Officer or a vacancy in the office of the Chief Executive Officer, or his or her inability to act, the President, if appointed, shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all the power of and subject to all the restrictions upon the Chief Executive Officer. The President may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation. In general, the President shall perform all duties incident to the office of President and other duties prescribed by the Board from time to time.

4.8	Vice President
In the event of the death of the President or a vacancy in the office of the President, or his or her inability to act, the Vice President, if appointed, shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. If there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to the office of Vice President, shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation. Vice Presidents shall perform other duties as from time to time may be assigned to them by the Chief Executive Officer or the President or by or at the direction of the Board.

4.9	Secretary
If appointed, the Secretary shall be responsible for preparation of minutes of the meetings of the Board and shareholders, maintenance of the corporation records and stock registers, and authentication of the corporation’s records and shall in general perform all duties incident to the office of Secretary and other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10	Treasurer
If appointed, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for funds due and payable to the corporation from any source whatsoever, and deposit funds in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws, and in general perform all duties incident to the office of Treasurer and other duties as from time to time may be assigned to him or her by the President or by or at the direction of the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.11	Salaries
The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated authority to set salaries of officers. No officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.
ARTICLE 5.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.1	Issuance of Shares
No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent the committee is empowered to do so.

5.2	Certificates for Shares
Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by at least two of the Chief Executive Officer, the President, a Vice President, and the Secretary, and such certificate may bear the seal of the corporation or a facsimile thereof. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue.
At a minimum each certificate of stock shall state:
(a)    the name of the corporation;
(b)    that the corporation is organized under the laws of the State of Washington;
(c)    the name of the person to whom the certificate is issued;
(d)    the number and class of shares and the designation of the series, if any, the certificate represents; and
(e)    if the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board to determine variations for future series must be summarized either on the front or back of the certificate. Alternatively, the certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information without charge upon request in writing.
All certificates shall be consecutively numbered or otherwise identified.

5.3	Issuance of Shares Without Certificates
The Board may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a complete record containing the information required on certificates by applicable Washington law.

5.4	Stock Records
The stock transfer books shall be kept at the principal office of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by the certificate and the date of issuance of the certificate, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner for all purposes.

5.5	Restriction on Transfer
Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows or that substantially effects the same purpose:
The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws, and no interest may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under the Act and applicable state securities laws covering the transaction involving these securities, (b) the corporation receives an opinion of legal counsel for the holder of these securities satisfactory to the corporation stating that the transaction is exempt from registration, or (c) the corporation otherwise satisfies itself that the transaction is exempt from registration.
If any securities of the corporation are issued pursuant to Regulation S (“Regulation S”) of the Securities Act of 1933, as amended (the “1933 Act”), the corporation will refuse to register any subsequent transfer of such securities if such transfer is not made in accordance with Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration under the 1933 Act.

5.6	Transfer of Shares
The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares have been surrendered and canceled.

5.7	Lost or Destroyed Certificates
In the case of a lost, destroyed or damaged certificate, a new certificate may be issued in its place upon terms and indemnity to the corporation as the Board may prescribe.
ARTICLE 6.  INDEMNIFICATION

6.1	Definitions
As used in this Article 6, the following terms shall have the following meanings:
“Corporation” includes any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.
“Director” means an individual who is or was a director of the corporation or an individual who, while a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation’s request if the director’s duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.
“Expenses” include counsel fees.
“Liability” means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.
“Official capacity” means: (a) When used with respect to a director, the office of director in the Corporation; and (b) when used with respect to an individual other than a director, as contemplated in Section 6.6, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. “Official capacity” does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.
“Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

6.2	Right to Indemnification
(a)    The corporation shall indemnify any person who was or is a party to any proceeding, whether or not brought by or in the right of the corporation, by reason of the fact that such person is or was a director of the corporation, against all reasonable Expenses incurred by the director in connection with the proceeding.

(b)    Except as provided in subsection (e) of this Section 6.2, the corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:
(i)    the individual acted in good faith; and
(ii)    the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the corporation’s best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests; and
(iii)    in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.
(c)    A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (b)(ii) of this Section 6.2.
(d)    The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section 6.2.
(e)    The corporation shall not indemnify a director under this Section 6.2:
(i)    in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or
(ii)    in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.
(f)    Indemnification under this Section 6.2 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

6.3	Advance for Expenses
(a)    The corporation shall pay for or reimburse the reasonable Expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding and in advance of any determination and authorization of indemnification pursuant to Section 6.5 if:
(i)    the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in RCW 23B.08.510; and
(ii)    the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.
(b)    The undertaking required by Section 6.3(a)(i) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

6.4	Court-ordered Indemnification
A director of the corporation who is a party to a proceeding may apply for indemnification or advance of Expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification or advance of Expenses if it determines:
(a)    the director is entitled to mandatory indemnification pursuant to RCW 23B.08.520, in which case the court shall also order the corporation to pay the director’s reasonable Expenses incurred to obtain court-ordered indemnification;
(b)    the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in RCW 23B.08.510, or was adjudged liable as described in RCW 23B.08.510(4), but if the director was adjudged so liable, the director’s indemnification is limited to reasonable Expenses incurred; or
(c)    in the case of an advance of Expenses, the director is entitled pursuant to the Articles of Incorporation, Bylaws, or any applicable resolution or contract, to payment or reimbursement of the director’s reasonable Expenses incurred as a party to the proceeding in advance of final disposition of the proceeding.

6.5	Determination and Authorization of Indemnification
(a)    The corporation shall not indemnify a director under this Article 6 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in RCW 23B.08.510.
(b)    The determination shall be made:
(i)    by the Board by majority vote of a quorum consisting of directors not at the time parties to the proceeding;
(ii)    if a quorum cannot be obtained under (i) of this subsection, by majority vote of a committee duly designated by the Board, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding;
(iii)    by special legal counsel: (A) selected by the Board or its committee in the manner prescribed in (i) or (ii) of this subsection; or (B) if a quorum of the Board cannot be obtained under (i) of this subsection and a committee cannot be designated under (ii) of this subsection, selected by majority vote of the full Board, in which selection directors who are parties may participate; or
(iv)    by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.
(c)    Authorization of indemnification and evaluation as to reasonableness of Expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of Expenses shall be made by those entitled under subsection (b)(iii) of this Section 6.5 to select counsel.

6.6	Indemnification of Officers
(a)    An officer of the corporation who is not a director shall be indemnified pursuant to RCW 23B.08.520, and is entitled to apply for court-ordered indemnification under Section 6.4, in each case to the same extent as a director;
(b)    The corporation shall indemnify and advance Expenses to an officer who is not a director to the same extent as to a director under this Article 6; and
(c)    The corporation may also indemnify and advance Expenses to an officer who is not a director to the extent, consistent with law, that may be provided by a general or specific action of its Board, or contract.

6.7	Indemnification of Employees and Agents
(a)    The corporation may indemnify employees and agents of the corporation pursuant to RCW 23B.08.520, and may afford the right to such employees or agents to apply for court-ordered indemnification under Section 6.4, in each case to the same extent as a director; and
(b)    The corporation may indemnify and advance Expenses to an employee or agent of the corporation who is not a director to the same extent as to a director under this Article 6.
(c)    The corporation may also indemnify and advance Expenses to an employee or agent who is not a director to the extent, consistent with law, that may be provided by a general or specific action of its Board or contract.

6.8	Insurance
The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify the individual against the same liability under this Article 6.

6.9	Indemnification as a Witness
This Article 6 does not limit a corporation’s power to pay or reimburse Expenses incurred by a director in connection with the director’s appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent to the proceeding.

6.10	Report to Shareholders
If the corporation indemnifies or advances expenses to a director pursuant to this Article 6 in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

6.11	Shareholder Authorized Indemnification
(a)    If authorized by a resolution adopted or ratified, before or after the event, by the shareholders of the corporation, the corporation shall have the power to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations contained in this Article 6 (other than this Section 6.11); provided that no such indemnity shall indemnify any director from or on account of:
(i)    acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;
(ii)    conduct of the director finally adjudged to be an unlawful distribution under RCW 23B.08.310; or
(iii)    any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.
(b)    Unless a resolution adopted or ratified by the shareholders of the corporation provides otherwise, any determination as to any indemnity or advance of expenses under subsection (a) of this Section 6.11 shall be made in accordance with Section 6.5.

6.12	Validity of Indemnification
A provision addressing the corporation’s indemnification of or advance for expenses to directors that is contained in these Bylaws, a resolution of its shareholders or Board or in a contract or otherwise, is valid only if and to the extent the provision is consistent with RCW 23B.08.500 through RCW 23B.08.580.

6.13	Interpretation
The provisions contained in this Article 6 shall be interpreted and applied to provide indemnification to directors, officers, employees and agents of the corporation to the fullest extent allowed by applicable law, as such law may be amended, interpreted and applied from time to time.

6.14	Savings Clause
If this Article 6 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall nevertheless indemnify each director as to reasonable expenses and liabilities with respect to any proceeding, whether or not brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article 6 that shall not have been invalidated, or by any other applicable law.

6.15	Non-exclusivity of Rights
The right to indemnification under this Article 6 for directors, officers, employees and agents shall not be exclusive of any other right which any person may have, or hereafter acquire, under any statute, provision of the Articles of Incorporation, Bylaws, other agreement, vote of shareholders or disinterested directors, insurance policy, principles of common law or equity, or otherwise.

ARTICLE 7.  GENERAL MATTERS

7.1	Accounting Year
The accounting year of the corporation shall be the calendar year, but if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

7.2	Amendment or Repeal of Bylaws
These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not amend or repeal any Bylaw that the shareholders have expressly provided, in amending or repealing the Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws (in accordance with the procedures set forth in Section 2.2, as applicable, and Section 2.6).

7.3	Books and Records
The corporation shall:
(a)    Keep as permanent records minutes of all meetings of its shareholders and the Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the corporation.
(b)    Maintain appropriate accounting records.
(c)    Maintain or hire an agent to maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.
(d)    Maintain its records in written form or in another form capable of conversion into written form within a reasonable time.
(e)    Keep a copy of the following records at its principal office:
(i)    The Articles of Incorporation and all amendments thereto as currently in effect;
(ii)    These Bylaws and all amendments thereto as currently in effect;
(iii)    The minutes of all meetings of shareholders and records of all action taken by shareholders without a meeting, for the past three years;
(iv)    The financial statements described in RCW 23B.16.200(1), for the past three years;
(v)    All communications in the form of a record to shareholders generally within the past three years;
(vi)    A list of the names and business addresses of the current directors and officers; and

(vii)    The most recent annual report delivered to the Washington Secretary of State.

7.4	Contracts, Loans, Checks and Deposits

7.4.1	Contracts
The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. The authority may be general or confined to specific instances.

7.4.2	Loans to the Corporation
No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. The authority may be general or confined to specific instances.

7.4.3	Checks, Drafts, Etc.
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, or agent or agents, of the corporation and in the manner from time to time determined by resolution of the Board.

7.4.4	Deposits
All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in banks, trust companies or other depositories selected by the Board.

7.5	Corporate Seal
The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.